UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2018

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE

On October 29, 2018, Chesapeake Energy Corporation (the “Company”) completed the sale of all of the Company’s acreage of approximately 1,500,000 gross (900,000 net) acres in Ohio, of which approximately 320,000 net acres are prospective for the Utica Shale with approximately 920 producing wells, along with related property and equipment.
This Amendment No. 1 on Form 8-K/A is being filed by the Company to amend its current report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2018 (the “Original Report”), solely to provide the pro forma financial information required by Item 9.01 of Form 8-K that was omitted from the Original Report. Except as otherwise provided herein, the disclosure made in the Original Report remains unchanged.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information:

The unaudited pro forma condensed consolidated financial statements have been derived from the Company's historical consolidated financial statements and are being presented to give effect to the sale of the Designated Properties. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2018 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017, and the related notes thereto, are filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

(d)	Exhibits:
The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Document Description
99.1
Unaudited Pro Forma Condensed Consolidated Financial Information of Chesapeake Energy Corporation and subsidiaries as of September 30, 2018 and for the nine months ended September 30, 2018 and the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

Date: November 2, 2018	By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary